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                                                                EXHIBIT 24

                  CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Allied Products Corporation registration statement (File No. 33-60058) on Form S-8 of our report dated April 13, 1994, on our audits of the consolidated financial statements and financial statement schedules of Allied Products Corporation and consolidated subsidiaries as of December 31, 1992 and 1993 and for each of the three years in the period ended December 31, 1993, which report is included in this 1993 Annual Report of Form 10-K.




                                      Coopers & Lybrand


Chicago, Illinois
April 13, 1994